EXHIBIT 99.1

                 FOR:      TARRANT APPAREL GROUP

             CONTACT:      Corazon Reyes
                           Chief Financial Officer
                           (323) 780-8250

                           Investor Relations:
                           Leigh Parrish/Melissa Myron
                           (212) 850-5600

FOR IMMEDIATE RELEASE

       TARRANT APPAREL GROUP ANNOUNCES FISCAL 2005 SECOND QUARTER RESULTS
                             ~ NET SALES GAIN 31% ~
                    ~ EARNINGS PER SHARE INCREASE TO $0.03 ~

         LOS ANGELES, CA - AUGUST 4, 2005 - TARRANT APPAREL GROUP (NASDAQ:TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the second quarter and six months ended June 30, 2005.

SECOND QUARTER HIGHLIGHTS

- Net sales for the second quarter grew 31% with Private Brands sales up 143% to $11.5 million and Private Label sales up 15% to $39 million.

- Gross margin in the current period improved approximately 900 basis points to 23% compared to 14% in the second quarter last year.

- The Company generated a $0.03 per share profit in the second quarter compared to a substantial net loss last year.

- The first shipments of the JS by Jessica Simpson line occurred in June, demonstrating the Company's continued progress in growing the higher margin Private Brands division.

SECOND QUARTER RESULTS

         Net sales increased 31% to $50.5 million for the second quarter of 2005 from $38.5 million last year. The increase was driven primarily by the Company's Private Brands business, which contributed $11.5 million in the current period compared to $4.7 million in the second quarter last year. In addition, the Company's Private Label business increased 15% to $39 million in the second quarter of 2005 versus $33.8 million last year

         Gross profit increased 118% to $11.5 million in the second quarter of 2005 from $5.3 million in the same period last year. The increased contribution from the higher-margin Private Brands business combined with improved Private Label margins resulted in a gross margin of 23% for the second quarter of 2005 versus 14% in the year ago period. Selling, general and administrative expenses decreased to $9.4 million in the current period from $11.7 million in the comparable period last year. The 2004 selling, general, and administrative expenses included $3.3 million of depreciation expense related to the Company's Mexico facilities that was not incurred in 2005 due to the sale of the facilities in November 2004.

         Net income for the quarter ended June 30, 2005 was $0.9 million, or $0.03 per diluted share. Net loss for the second quarter of fiscal 2004 was $68.6 million, or $2.39 per diluted share, which included a $78.0 million charge related to the impairment of certain of the Company's Mexico assets.

         Barry Aved, President and CEO of Tarrant Apparel Group, commented, "We are pleased with the progress we made in the second quarter. We continue to work aggressively to grow our Private Brands division, and made our first shipments of JS by Jessica Simpson late in June. In addition, we remain focused on improving our position as a value-added supplier of Private Label apparel through our design leadership and expansion of our product mix beyond casual bottoms. We are using Private Brands as a product development and marketing model for new Private Label initiatives and have placed tests with several high volume retailers during the quarter. Further, we successfully improved our margins while continuing to appropriately invest in our brands."

SIX MONTH RESULTS

         Net sales increased 18% to $95.4 million in the first six months of 2005 compared to $80.6 million in the same period last year. Net income for the six month period was $0.8 million, or $0.03 per diluted share. Net loss for the first six months of fiscal 2004 was $71.5 million, or $2.50 per diluted share, which included the aforementioned $78.0 million charge related to the impairment of certain of the Company's Mexico assets.

COMPANY OUTLOOK

         Based on business and economic conditions, the Company reiterates its previously announced expectations for fiscal 2005. The Company currently anticipates sales to be in the range of approximately $240 million to $250 million and net income to be between approximately $9 million and $12 million. This outlook contemplates Private Brands to contribute in the range of $60 million to $70 million in revenue and Private Label to contribute in the range of $175 million to $185 million in revenue.

         Mr. Aved concluded, "During the first half of the year, we executed our plan and delivered results that were in-line with our expectations. We are optimistic that the strategic initiatives we have in place will continue to gain traction as we move into the second half of the year. We look forward to continued growth as we ship the Princy by Jessica Simpson line and launch House of Dereon by Beyonce Knowles in the third quarter. Our Private Brands business has provided an additional engine for top line growth and margin expansion and we look forward to building upon our success in this area."

CONFERENCE CALL

         Tarrant Apparel Group will host a conference call Thursday, August 4, 2005 at 5:00 p.m. Eastern Time that may be accessed via the Internet at:
WWW.TAGS.COM or by dialing 800-683-1525 or 973-409-9261. Additionally, a replay of the call will be available through August 11, 2005 and can be accessed by dialing 877-519-4471 or 973-341-3080, passcode 6349396.

ABOUT TARRANT APPAREL GROUP

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children. Through its subsidiary, Private Brands, Inc., Tarrant designs, markets, and manufactures privately owned brands, including
American Rag CIE, and has exclusive license agreements with several celebrity brands such as Jessica Simpson and Beyonce Knowles' House of Dereon.

FORWARD-LOOKING STATEMENTS

         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. EXAMPLES OF FORWARD LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE SALES AND NET INCOME GUIDANCE FOR FISCAL 2005 AND THE ANTICIPATED LAUNCH OF THE JESSICA SIMPSON AND BEYONCE KNOWLES BRANDS. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, CONTINUED DELAYS AT WEST COAST PORTS, THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER, DELAYS IN THE LAUNCH OF NEW PRIVATE BRANDS, AND THE INABILITY TO RAISE ADDITIONAL CAPITAL NECESSARY TO SUPPORT ANTICIPATED GROWTH. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                               {tables to follow}

                              TARRANT APPAREL GROUP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (Unaudited)

                                                                  JUNE 30,     DECEMBER 31,
                                                                    2005         2004
                                                                  ---------    ---------
ASSETS
Current assets:
     Cash and cash equivalents ................................   $   1,179    $   1,215
     Accounts receivable, net .................................      58,431       37,759
     Due from related parties .................................       6,882       10,652
     Inventory ................................................      24,071       19,144
     Current portions of notes receivable from related parties        5,324        5,324
     Prepaid expenses and other receivables ...................         958        1,252
     Prepaid royalties ........................................       3,299        2,258
     Income tax receivable ....................................         163          145
                                                                  ---------    ---------

     Total current assets .....................................     100,307       77,749
                                                                  ---------    ---------

Property and equipment, net ...................................       1,645        1,875
Notes receivable ..............................................      39,509       40,107
Equity method investment ......................................       2,146        1,880
Deferred financing costs, net .................................       1,030        1,203
Other assets ..................................................         180          414
Goodwill, net .................................................       8,583        8,583
                                                                  ---------    ---------

     Total assets .............................................   $ 153,400    $ 131,811
                                                                  =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ...............................   $  19,337    $  17,951
     Accounts payable .........................................      30,842       24,395
     Accrued expenses .........................................      10,812       11,243
     Income taxes .............................................      17,216       16,826
     Current portion of long-term debt ........................      32,876       19,629
                                                                  ---------    ---------

     Total current liabilities ................................     111,083       90,044
                                                                  ---------    ---------

Long-term obligations .........................................       1,497        2,545
Convertible debentures, net ...................................       6,493        8,330
Long term deferred tax liabilities ............................         127          214

Minority interest .............................................        --           --

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized; no shares
        issued and outstanding ................................        --           --
     Warrants to purchase common stock ........................       2,847        2,847
     Common stock, no par value, 100,000,000 shares authorized:
        30,143,763 shares (2005) and 28,814,763 shares (2004)
        issued and outstanding ................................     114,157      111,515
     Contributed capital ......................................       9,966        9,965
     Retained earnings ........................................     (90,418)     (91,183)
     Notes receivable from officer/shareholder ................      (2,352)      (2,466)
                                                                  ---------    ---------
Shareholders' equity ..........................................      34,200       30,678

     Total liabilities and shareholders' equity ...............   $ 153,400    $ 131,811
                                                                  =========    =========

                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)


                                     THREE MONTHS ENDED           THREE MONTHS ENDED           SIX MONTHS ENDED
                                       JUNE 30, 2005                JUNE 30, 2004                JUNE 30, 2005
                                       (Unaudited)         %        (Unaudited)         %        (Unaudited)         %
                                       ------------     -------     ------------     -------     ------------     -------
Net sales                              $     50,538      100.00%    $     38,489      100.00%    $     95,368      100.00%
Cost of sales                                39,083       77.33%          33,223       86.32%          74,968       78.61%
                                       ------------                 ------------                 ------------

Gross profit                                 11,455       22.67%           5,266       13.68%          20,400       21.39%
Selling and distribution expenses             2,404        4.76%           2,386        6.20%           4,966        5.21%
General and administrative expenses           7,016       13.88%           9,291       24.14%          12,871       13.50%
Inpairment of assets                           --          0.00%          77,982      202.61%            --          0.00%
                                       ------------                 ------------                 ------------

Income (loss) from operations                 2,035        4.03%         (84,393)    -219.27%           2,563        2.69%
Interest expense                             (1,286)      -2.54%            (700)      -1.82%          (2,099)      -2.20%
Interest income                                 517        1.02%              93        0.24%           1,070        1.12%
Other income (expense)                         (235)      -0.46%           2,751        7.15%            (308)      -0.32%
Minority interest income (expense)             --          0.00%          14,136       36.73%            --          0.00%
                                       ------------                 ------------                 ------------

Income (loss) before provision for
   income taxes                               1,031        2.04%         (68,113)    -176.97%           1,226        1.29%
Provision (benefit) for income taxes            160        0.32%             454        1.18%             461        0.48%
                                       ------------                 ------------                 ------------

Net income (loss)                      $        871        1.72%    $    (68,567)    -178.15%    $        765        0.80%
                                       ============                 ============                 ============

Net income (loss) per share:
     Basic                             $       0.03                 $      (2.39)                $       0.03
                                       ============                 ============                 ============
     Diluted                           $       0.03                 $      (2.39)                $       0.03
                                       ============                 ============                 ============

Weighted average common and common
  equivalent shares:
     Basic                               29,155,855                   28,649,928                   28,986,251
                                       ============                 ============                 ============
     Diluted                             29,163,070                   28,649,928                   28,993,466
                                       ============                 ============                 ============


                                     SIX MONTHS ENDED
                                       JUNE 30, 2004
                                       (Unaudited)         %
                                       ------------     -------
Net sales                              $     80,644      100.00%
Cost of sales                                67,878       84.17%
                                       ------------

Gross profit                                 12,766       15.83%
Selling and distribution expenses             5,029        6.24%
General and administrative expenses          20,070       24.89%
Inpairment of assets                         77,982       96.70%
                                       ------------

Income (loss) from operations               (90,315)    -111.99%
Interest expense                             (1,493)      -1.85%
Interest income                                 187        0.23%
Other income (expense)                        5,889        7.30%
Minority interest income (expense)           15,016       18.62%
                                       ------------

Income (loss) before provision for
   income taxes                             (70,716)     -87.69%
Provision (benefit) for income taxes            825        1.02%
                                       ------------

Net income (loss)                      $    (71,541)     -88.71%
                                       ============

Net income (loss) per share:
     Basic                             $      (2.50)
                                       ============
     Diluted                           $      (2.50)
                                       ============

Weighted average common and common
  equivalent shares:
     Basic                               28,567,510
                                       ============
     Diluted                             28,567,510
                                       ============